4Q 2024 Investor Presentation January 30, 2025

2 Safe Harbor This presentation may contain certain forward-looking statements about Arrow Financial Corporation (“Arrow” or the “Company”). Forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, as amended, include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. We are not obligated to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”), other filings with the SEC, and the fourth quarter 2024 earnings release issued January 30, 2025 (the “4Q Earnings Release”).

3 Table of Contents • 4Q & YTD 2024 Results and Performance Metrics • Non-Interest Income/Expense • Loans • Deposits/Funding Sources • Credit Quality • Capital Actions & Strategy • Investments • Overview and History

4Q 2024 Results

5 4Q24 Highlights • Reported Net Income of $4.5 million or $0.27 EPS • Core Net Income of $7.8 million or $0.47 EPS (see page 6) • 4Q NIM FTE of 2.85% vs. 2.79% in prior quarter • Strong loan growth of $59 million, or 7.0% annualized • Record loan balances – reaching $3.4B • Provision for credit losses of $2.9 million on loan growth and changes in portfolio composition, specifically commercial loans • Low Net Charge-Offs of 0.06% (annualized) • Tangible Book Value increased to $22.40 • 4Q ROA (0.41%) impacted by 31bps from non-core items as well as 21 bps from the provision for credit losses • Other Comprehensive Income improved $5.3 million, or 20%, from 3Q24, excluding realized loss on the repositioning of the investment portfolio • Legal bank unification of our bank subsidiaries completed • Increased quarterly dividend by 3.7% to $0.28 per share Financial information provided in this document is unaudited. Please refer to the 4Q24 Earnings Release for a reconciliation of any non-GAAP measures.

6 4Q24 Non-Core Items Non-Core items previously disclosed on our Form 8-K filed on December 26, 2024 • Repositioning of securities portfolio  $3.0 million pre-tax loss, $2.4 million after- tax loss or $0.15 EPS  22 bps impact on 4Q ROA  Approximately 1.1 year earn-back  Accretive to NIM and EPS in 2025 • Bank unification write-off related to legacy branding items  $0.7 million pre-tax charge off, $0.5 million after-tax, or $ 0.03 EPS  5 bps impact on 4Q ROA • Bank unification related expenses (legal, consulting, compliance)  $0.5 million pre-tax charges, $0.4 million after-tax, or $0.02 EPS  4 bps impact on 4Q ROA

YTD 2024 Results

8 Select YTD 2024 Highlights • Reported Net Income of $29.7 million or $1.77 EPS • Core Net Income of $34.4 million or $2.05 EPS (see page 9) • Loan growth of $185 million or 5.8% • Full year FTE NIM of 2.74% vs. previous year of 2.67%  Cost of funds down 4bps from 3Q2024  Loan portfolio rate at end of 4Q24 reached 5.40%, up 5 bps from 3Q24 • YTD ROA (0.70%) reduced 11 bps from non-core items as well as by the provision for credit losses • Net Charge-Offs of 0.09% • Whitehall branch and A&B Agency, Inc. acquisitions in 3Q24 • Enhanced shareholder value via share repurchases and increased cash dividend • Named to the prestigious Piper Sandler Sm-All Stars: Class of 2024 list Financial information provided in this document is unaudited. Please refer to the 4Q24 Earnings Release for a reconciliation of any non-GAAP measures.

9 YTD 2024 Non-Core Items 4Q24 non-core items previously disclosed on our Form 8-K filed on December 26, 2024 • Repositioning of securities portfolio  $3.0 million pre-tax loss, $2.4 million after- tax or $0.15 EPS  6 bps impact on ROA  Approximately 1.1 year earn-back  Accretive to NIM and EPS in 2025 • Bank unification write-off related to legacy branding items  $0.7 million pre-tax charge off, $0.5 million after-tax, or $0.03 EPS  1 bp impact on ROA • Bank unification related expenses (legal, consulting, compliance)  $0.5 million pre-tax charges, $0.4 million after-tax, or $0.02 EPS  1 bp impact on ROA Pre 4Q24 non-core/non-recurring items • Acquisition related expenses for Whitehall branch, A&B Agency, Inc.  $0.4 million pre-tax, $0.3 million after-tax, or $0.02 EPS  1 bp impact on ROA • Residual expenses related 2022 Form 10-K filing delay  $1.2 million pre-tax, $1.0 million after-tax, or $0.06 EPS  2 bps impact on ROA

10 4Q and 2024 Consolidated Financial Statements 1 Variances are rounded based on actual whole dollar amounts 2 Pre-tax, pre-provision net revenue per share is a non-GAAP metric and excludes provision for loan losses and income tax expense UNAUDITED Dollars in millions, except per share data Linked Quarter and Comparative Year Income Statement 4Q24 3Q24 Fav/(Unfav) Var1 Total Interest Income $ 50.9 $ 49.4 1.5 Total Interest Expense 21.2 21.0 (0.2) Net Interest Income 29.7 28.4 1.3 Non-Interest Income 4.2 8.1 (3.9) Non-Interest Expense 25.8 24.1 (1.7) Pre-Tax, Pre-Provision Net Revenue2 $ 8.1 $ 12.4 (4.3) Provision for Credit Losses $ 2.9 $ 0.9 (2.0) Pre-Tax Income $ 5.2 $ 11.5 (6.3) Income Tax Expense $ 0.7 $ 2.5 1.8 Net Income $ 4.5 $ 9.0 (4.5) EPS $ 0.27 $ 0.53 (0.26) Income Statement 2024 2023 Fav/(Unfav) Var1 Total Interest Income $ 195.0 $ 162.5 32.5 Total Interest Expense 83.3 57.7 (25.6) Net Interest Income 111.7 104.8 6.9 Non-Interest Income 28.1 29.1 (1.0) Non-Interest Expense 97.3 93.0 (4.3) Pre-Tax, Pre-Provision Net Revenue2 $ 42.5 $ 40.9 1.6 Provision for Credit Losses $ 5.2 $ 3.4 (1.8) Pre-Tax Income $ 37.3 $ 37.5 (0.2) Income Tax Expense $ 7.6 $ 7.4 (0.2) Net Income $ 29.7 $ 30.1 (0.4) EPS $ 1.77 $ 1.77 0.00

11 4Q 2024 Consolidated Financial Statements 1 Variances rounded based on actual whole dollar amounts UNAUDITED Dollars in millions, except per share data Linked Quarter Balance Sheet 4Q24 3Q24 4Q23 4Q24 vs 3Q241 4Q24 vs 4Q231 Cash & Cash Equivalents $ 154.5 $ 340.1 $ 142.5 (185.6) 12.0 Investment Securities 570.8 549.8 636.1 21.0 (65.3) Loans Receivable, net 3,360.9 3,308.7 3,181.6 52.2 179.3 All Other Assets 220.1 212.8 209.6 7.3 10.5 Total Assets $ 4,306.3 $ 4,411.4 $ 4,169.9 (105.1) 136.4 Total Deposits $ 3,827.9 $ 3,837.5 $ 3,687.6 (9.6) 140.3 Total Borrowings 33.6 128.6 51.6 (95.0) (18.0) Other Liabilities 43.9 52.0 51.0 (8.1) (7.1) Total Liabilities $ 3,905.4 $ 4,018.1 $ 3,790.1 (112.7) 115.3 Equity $ 400.9 $ 393.3 $ 379.8 7.6 21.1 Total Liabilities & Equity $ 4,306.3 $ 4,411.4 $ 4,169.9 (105.1) 136.4

12 4Q24 YTD 2024 EPS $0.27 $1.77 FTE Net Interest Margin 2.85% 2.74% Profitability Net Revenue $33.9 million $139.8 million Return on Average Assets (ROA) 0.41% 0.70% Return on Average Equity (ROE) 4.52% 7.72% $3.4 billion of gross loans 88.7% loan-to-deposit ratio Balance Sheet $3.8 billion of deposits 6.47% wholesale funding ratio 0.99% Allowance for Credit Losses (ACL) 0% digital deposits $22.40 Fully Diluted Tangible Book Value per Share Capital 8.78% Tangible Common Equity Ratio 2024 Reported Results & Key Metrics AFC Arrow Bank, NA Tier 1 Leverage Ratio 9.60% 9.22% CET 1 Capital Ratio 12.71% 12.62% Tier 1 Risk-Based Capital Ratio 13.35% 12.62%

13 Performance Trends $2.41 $2.92 $2.86 $1.77 $1.77 $2.05 2020 2021 2022 2023 2024 Core 2024 Reported EPS $18.32 $20.42 $19.37 $21.06 $22.40 2020 2021 2022 2023 2024 Fully Diluted Tangible Book Value 12.77% 14.09% 13.55% 8.29% 7.72% 8.93% 2020 2021 2022 2023 2024 Core 2024 Return on Average Equity 1.17% 1.28% 1.21% 0.74% 0.70% 0.81% 2020 2021 2022 2023 2024 Core 2024 Return on Average Assets Core 2024 exclude bank unification charges, loss on sale of AFS securities repositioning, acquisition-related expenses and carryover expenses related to 2022 Form 10-K filing delays History of strong earnings and performance metrics

14 Net Interest Margin 1 1Yield includes the impact of deferred fees and amortization of loan origination costs 2Bank Term Funding Program 2.90% 3.02% 3.14% 3.08% 2.98% 2.63% 2.55%2.55% 2.62% 2.69% 2.79% 2.85% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 NIM Expansion Accelerating All NIM in 2023 and beyond presented as FTE 2.99% 2.97% 3.03% 2.67% 2.74% 3.98% 3.97% 4.00% 4.62% 5.19% 0.36% 0.10% 0.27% 1.43% 2.12% 2020 2021 2022 2023 2024 NIM Average Loan Yield for the Period Shown Cost of Deposits Increase in deposit exit rate due to replacement of BTFP2 (borrowing) with Brokered CDs (deposit); total cost of funds down 4bps from 3Q2024 4Q2024 3Q2024 Loan Origination Avg. Rate 6.73% 7.35% Loan Portfolio Exit Rate at Period End 5.40% 5.35% Deposit Exit Rate at Period End 2.10% 2.08%

15 Takeaways & Themes for 2025 • Continued Expansion of Net Interest Margin • ROA returning to 1% • Looking for M&A Opportunities • Absent M&A, evaluating add’l Return of Capital to Investors  Share repurchases (subject to Price/TBV limits)  Potential dividend increase • Focus on Diversified Revenue Sources  Core Banking (including expansion of loan sale activity resumed in 2H24)  Wealth Management  Insurance • Other Tailwinds  Liability Sensitive Balance Sheet (one rate cut expected)  Positive Core Operating Leverage

Non-Interest Income/Expense

17 4Q24 Non-Interest Income • Solid 4Q non-interest income across all categories • Non-core items impacting “Other Operating Income”:  $3.0 million loss on sale of securities repositioning  $0.7 million write-off related to legacy branding items Dollars in thousands December 31, 2024 September 30, 2024 December 31, 2023 Fees for Other Services to Customers $ 2,764 $ 2,881 $ 2,725 Fiduciary Activities/Wealth Management 2,616 2,429 2,363 Insurance Commissions 1,848 1,955 1,723 Other Operating Income (2,998) 868 673 Total Non-Interest Income $ 4,230 $ 8,133 $ 7,484 Three Months Ended

18 YTD Non-Interest Income • Wealth Management and Insurance delivering strong results  AUM growth driven primarily by market performance and recent account wins  Insurance business benefitting from recent acquisition and increased commissions • Fees from services and card usage reverse prior year trend • 4Q non-core items impacted “Other Operating Income” by $(3.7) million Dollars in thousands December 31, 2024 December 31, 2023 Fees for Other Services to Customers $ 10,892 $ 10,798 Fiduciary Activities/Wealth Management 9,952 9,444 Insurance Commissions 7,147 6,498 Other Operating Income 83 2,377 Total Non-Interest Income $ 28,074 $ 29,117 Year Ended

19 4Q24 Non-Interest Expense • Increase in Data Processing & Technology related to new Wealth Management processing system (~$200K) as well a continued investment in innovation and infrastructure to meet our growing organization’s needs • Advertising & Contributions included ~$200K of contributions to local causes as part of our recurring fourth-quarter annual campaign as well as some unification charges • Elevated Legal & Professional expenses related to $~250K of charges for bank unification efforts • All Other Expenses include increased reserves of ~$125K for unfunded commitments as well as unification charges of ~$225K Dollars in thousands December 31, 2024 September 30, 2024 December 31, 2023 Compensation & Benefits $ 13,331 $ 13,446 $ 11,693 Occupancy & Equipment 1,870 1,754 1,826 Data Processing & Technology 5,119 4,692 4,458 Advertising & Contributions 578 305 274 Legal & Professional 1,526 1,155 1,776 FDIC Assessment 664 698 572 Fraud Expenses 130 9 664 All Other Expenses 2,620 2,041 1,927 Total Non-Interest Expense $ 25,838 $ 24,100 $ 23,190 Three Months Ended

20 YTD Non-Interest Expense • Increase in Salaries and Employee Benefits reflects:  Headcount increases to support additional control and compliance initiatives  Headcount to support growing organization and inflation-driven wage increases as well as rising benefit costs • Remaining expense categories driven by previously outlined non-core items discussed on page 9 as well as the specifically mentioned items driving the 4Q24 variance Dollars in thousands December 31, 2024 December 31, 2023 Salaries and Employee Benefits $ 52,707 $ 47,667 Occupancy Expenses 7,169 6,554 Technology and Equipment 19,365 17,608 Advertising & Contributions 1,365 1,225 Legal & Professional 5,816 8,989 FDIC Assessment 2,775 2,050 Fraud Expenses (173) 993 All Other Expenses 8,244 7,962 Total Non-Interest Expense $ 97,268 $ 93,048 Twelve Months Ended

21 Operating Expenses - Efficiency Trends 52.8% 54.2% 54.3% 68.8% 67.7% 2.02% 2.00% 2.01% 2.28% 2.27% 2020 2021 2022 2023 2024 Efficiency Ratio Net Non-interest Expense / Average Assets • 2023 impacted by margin compression and elevated expenses (audit, professional, legal) due to the 2022 10-K Filing Delay • 2024 negatively impacted by the non-core items discussed on page 9 and overall higher costs due to investments in people and infrastructure to support growth, control and compliance initiatives; Starting to benefit from margin expansion • Excluding the non-core items discussed on page 9, 2024 Efficiency Ratio would be ~65.9%

Loans

23 Loan Portfolio Composition Commercial (C&I)1 10.6% Commercial Real Estate (CRE) 17.6% Consumer 33.0% Residential Real Estate (RRE) 38.8% • No single relationship represents more than ~1.75% of total loans as of December 31, 2024 • CRE concentration ratio of ~137% of risk-based capital • CRE loans not in major metropolitan areas • C&I portfolio can be a source of deposit growth Total Loan Portfolio ~ $3.4 billion 1Commercial (C&I) includes owner-occupied real estate loans. RRE and total loans do not include fair value (“FV”) hedge mark of $2.2M in 4Q24.

24 Loan Balances $316 $350 $357 $359 $442 $497 $544 $596 $921 $1,065 $1,112 $1,119 $946 $1,071 $1,194 $1,318 2021 2022 2023 2024 Residential Real Estate (RRE) Consumer Commercial Real Estate (CRE) Commercial (C&I) $2,624 $2,983 $3,207 $3,392 Dollars in millions Loan Growth Across All Portfolios Balances exclude all Paycheck Protection Plan loans. CRE excludes owner-occupied real estate loans. Owner-occupied real estate loans shown as part of the C&I portfolio. RRE and total loans do not include FV hedge mark of $5.8M and $2.2M in 2023 and 2024, respectively. 4Q24 loan growth of 7.0% (annualized); FY24 loan growth of 5.8% ~8.9% CAGR

25 Loan Yields Steadily Increasing $2.64 $2.64 $2.66 $2.67 $2.74 $2.85 $2.93 $2.98 $3.01 $3.07 $3.14 $3.21 $3.26 $3.32 $3.33 $3.39 3.90% 4.04% 4.08% 3.82% 3.90% 3.85% 4.09% 4.13% 4.32% 4.57% 4.70% 4.86% 5.02% 5.17% 5.27% 5.30% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Loan Portfolio Yields experiencing meaningful increase during 2024, continuing trend from 2023 Loan Balance Average Loan Portfolio Yield for the Periods Shown Dollars in billions Pre 2020 4.90% 2020 4.22% 2021 3.81% 2022 4.63% 2023 6.60% 2024 7.05% Rate by Vintage • ~59% of balances are 2022-2024 vintages • Portfolio exit rate was 5.40% as of Dec. 31, 2024 1Yield includes the impact of deferred fees and loan origination costs amortization 1

Consumer Loan Portfolio



Dollars in millions
3.94% 3.92% 3.93% 3.87% 3.84% 3.83% 4.10% 4.02% 4.26% 4.61% 4.83% 5.11% 5.36% 5.61% 5.79% 6.08%
$861 $893 $921 $921 $977 $1,031 $1,056 $1,065 $1,073 $1,088 $1,108 $1,112 $1,126 $1,139 $1,120 $1,119
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24
Period-End Loan Balance
Average Loan Portfolio Yield[1] for the Period Shown

Portfolio rates at December 31, 2024 - 6.32%
Average origination rate for 2024 - 7.68%
Rate excludes the impact of deferred fees/loan origination costs

- 99.6% of the portfolio are collateralized auto loans; only $4 million in unsecured personal loans
- Auto loans sourced through a network of >485 dealers in New York and Vermont with customers extending beyond those states
- Loans are underwritten/credit scored by Arrow
- Essentially 100% of auto loans are fully amortizing, fixed-rate loans
- >73% of auto loan balances have customers with FICO scores >700
- Average portfolio FICO score is 740; Average debt to income ratio ~31%; average LTV[2] is 88%
- Less than 5% of indirect loans have FICO scores <620
- Annual losses over last 5 years were 9-20 bps
- ~26% new, ~74% used vehicles exposure

[1]Yield includes the impact of deferred fees and loan origination costs amortization
[2]Based on MSRP or used National Automobile Dealers Association (NADA) retail value at time of origination

ARROW Financial Corporation

26

Commercial Real Estate Portfolio



Dollars in millions
4.90%
5.08%
5.19%
4.88%
5.07%
5.18%
5.25%
5.18%
$407
$412
$431
$442
$441
$455
$468
$497
$507
$519
$529
$543
$555
$561
$562
$596
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24
Period-End Loan Balance
Average Loan Portfolio Yield[1] for the Period Shown

Portfolio rates at December 31, 2024 - 5.31%

Rate excludes the impact of deferred fees/loan origination costs

- **CRE excludes owner-occupied real estate loans**
- **CRE loans extended to businesses / borrowers primarily located in our regional market area**
- **No CRE exposure to large metropolitan areas – e.g., no NYC exposure**
- **As of December 31, 2024:**
  - **~$166 million, or ~28%, of CRE loans are variable-rate loans or are fixed-rate loans that reprice within 12 months**
  - **Non-owner occupied Office exposure accounted for ~10% of CRE and <2% of total loans**
  - **Non-owner occupied Retail exposure accounted for ~14% of CRE and <3% of total loans outstanding**
  - **Total Hotels and Motels exposure accounted for ~24% of CRE and ~4% of total loans outstanding**
  - **The majority of the remaining CRE exposure is comprised of multi-family and other residential investment properties**

[1] Yield includes the impact of deferred fees and loan origination costs amortization

ARROW Financial Corporation
27

28 Commercial (C&I) Portfolio $301 $312 $312 $316 $334 $346 $350 $350 $344 $352 $354 $359 $358 $360 $365 $359 4.35% 4.57% 4.89% 5.38% 5.53% 5.66% 5.81% 5.88% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Period-End Loan Balance Average Loan Portfolio Yield for the Period Shown Dollars in millions • Commercial (C&I) includes owner-occupied real estate loans • C&I loans extended to businesses/ borrowers primarily located in our regional market area • C&I portfolio a potential source for deposit acquisition • As of December 31, 2024: – ~$54 million, or ~15%, of C&I loans are either variable-rate loans or fixed-rate loans that reprice within 12 months .1Yield includes the impact of deferred fees and loan origination costs amortization 1 Portfolio rates trending up YoY 4Q24 exit rates at 5.36% vs 4Q23 at 5.10% Rate excludes the impact of deferred fees/loan origination costs

Residential Real Estate Loans



Dollars in millions
3.79% 3.77% 3.76% 3.73% 3.71% 3.70% 3.78% 3.80% 4.10% 4.17% 4.25% 4.52% 4.57% 4.67% 4.77% 4.66%
$908 $911 $930 $946 $967 $1,012 $1,051 $1,071 $1,081 $1,111 $1,148 $1,194 $1,218 $1,255 $1,287 $1,318
1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24
Period-End Loan Balance
Average Loan Portfolio Yield for the Period Shown[1]

- **RRE loan balances exclude FV hedge mark**
- **4Q24 yields include ~3bps related to FV balance sheet hedge, down from ~19bps in 3Q24**
- **One-to-four family RRE secured by first or second mortgages on residences and home equity lines located in our market area**
- **LTV generally does not exceed 80% at time of origination (lower of purchase price or appraised value)**
- **Loans exceeding 80% LTV at origination require private mortgage insurance or other guarantees**
- **~ $37MM, or 3%, of RRE loan portfolio is for construction purposes**
- **~9% of the portfolio are home equity loans**
- **As of December 31, 2024:**
  - **~$115 million, or ~9%, of RRE loans are either variable-rate loans or fixed-rate loans that reprice within 12 months**

As of December 31, 2024, the average rate in the Residential Mortgage portfolio was ~4.41% and the Home Equity Line portfolio rate was ~7.14%, resulting in overall portfolio rate of ~4.66%

Rates exclude the impact of deferred fees/loan origination costs

ARROW Financial Corporation

[1]Yield includes the impact of deferred fees and loan origination costs amortization.

29

Deposits/Funding Sources

31 Deposit Balances – Excl. Brokered CDs 27.0% 27.2% 28.0% 24.3% 23.3% 22.7% 48.7% 49.5% 49.3% 2022 2023 2024 Non-Municipal Municipal Business Dollars in billions $3.50 $3.51 $3.56 • Increase from prior year primarily related to branch acquisition and success in growing business relationships • Municipal deposits are from county and local governments, including school, water, fire, sewer districts and housing authorities

32 Deposit Balances – Excl. Brokered CDs 23.9% 21.5% 19.8% 28.5% 22.8% 22.8% 41.6% 41.8% 42.7% 6.0% 13.9% 14.7% 2022 2023 2024 Deposit Balances Time Deposits Savings Deposits Interest-Bearing Checking Noninterest-Bearing Dollars in billions $3.50 $3.51 $3.56 • Shifting deposit mix contributing to elevated interest expense/cost of deposits • Non-interest bearing deposit trend represents major business challenge • Strong discipline on deposit pricing, but mix (partially) offsets pricing efforts

33 Funding Sources and 4Q24 Exit Rates • Recent FRB activity created opportunity to actively reduce cost of funds • During 4Q24 BTFP borrowings of $95 million were replaced with a callable brokered CD at a lower cost • Subsequent to year-end, the brokered CD was called and temporarily replaced with cheaper FHLB borrowings; These borrowings will be replaced in mid-February by a new brokered CD tied to a two- year swap agreement with an all-in cost of ~3.3% • Retail CD pricing (6, 14, and 23-month offerings) lower than the average maturing CD specials Dollars in millions Balance Rate Balance Rate Balance Rate Balance Rate Demand (Non-Interest Bearing) $ 293 0.00% $ 412 0.00% $ (3) 0.00% $ 703 0.00% Interest Bearing Checking 318 0.08% 259 3.20% 234 0.22% 811 1.12% Savings and Money Market 713 1.27% 279 3.32% 528 4.15% 1,520 2.65% Time Deposits 431 3.64% 45 3.64% 48 3.21% 524 3.60% Core Deposits $ 1,755 1.42% $ 995 1.93% $ 807 2.97% $ 3,558 1.92% Brokered CDs - Net of Swap Effect 270 4.56% Total Deposits $ 1,755 1.42% $ 995 1.93% $ 807 2.97% $ 3,828 2.10% Other Borrowings 14 1.36% Junior Subordinated Obligations - TRUPS 20 3.43% Total Deposits and Borrowings $ 1,755 1.42% $ 995 1.93% $ 807 2.97% $ 3,862 2.11% Consumer Business Municipal Total

34 Core Deposit Rate Analysis Balance Exit Rate1 Balance Exit Rate1 Balance Exit Rate1 Demand (Non-Interest Bearing) $703 0.00% $740 0.00% -$37 0.00% Interest Bearing Checking $811 1.12% $875 1.08% -$64 0.04% Savings and Money Market $1,520 2.65% $1,545 2.90% -$25 -0.25% Time Deposits $524 3.60% $502 3.58% $22 0.02% Total $3,558 1.92% $3,662 1.97% -$104 -0.04% 4Q 2024 3Q 2024 Variance 1Exit Rate is the rate as of the end of the quarter • Lower Exit Rate in 4Q24 driven primarily by disciplined pricing and recent Fed action • Potential reduction of cost of funds due to future Fed rate action

Credit Quality

36 Credit Quality 0.40% 0.37% 0.21% 0.20% 0.66% 0.66% 0.64% 0.66% 0.62% 2022 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Non-Performing Loans (NPL) / Gross Loans Dollars in millions $12.0 $11.2 $6.5 $6.3 $21.2 $21.4 $21.1 $21.9 $21.0 • Increase in 4Q23 related to one ~$15.3M commercial loan relationship going on non-accrual  Strong collateral position; account closely monitored and in active work-out discussions • Annualized charge-offs were 9bps in 2024 • Allowance for credit losses to loans is 0.99% • Coverage ratio of 160%; 585% excluding the ~$15.3M commercial loan • One NPL relationship • Well collateralized • No specific reserve required 0.44% 0.18%

37 Allowance for Credit Losses $31,262 ($517) $517 $725 $1,611 $33,598 3Q24 Net Charge-Offs Net Charge-Offs Loan Growth Result of Model Calculation (e.g. Mix/Aging) 4Q24 4Q24 Allowance for Credit Loss Walk Provision for Credit Losses $2.9M

Capital Actions and Strategy

39 Equity and Ownership Dividends and Return of Capital • Fourth-quarter dividend of $0.28 per share paid on October 29, 2024  Represents a 3.7% increase to our quarterly dividend • 46th consecutive quarter of dividends • YTD 2024 ~$6.4 million of stock repurchases (263K shares)  No repurchase activity in 2H24 Capital Strategy – M&A dependent • $5M stock buyback authorization for opportunistic use subject to P/TBV limits • Evaluating additional return of capital via potential dividend increase Ownership • Directors, Management and Employees (through equity incentives and/or employee ownership plans) currently own ~6% of Arrow

40 $21.95 $0.27 ($0.28) $0.46 $22.40 3Q24 Net Income Dividends AOCI 2024 4Q24 TBV / Share Walk Fully Diluted Tangible Book Value (TBV) AOCI benefitting from cash flow hedges related to longer–term funding arrangements

41 $21.06 $1.77 ($1.09) ($0.16) $0.82 $22.40 2023 Net Income Dividends AOCI Change in Intangibles (3Q Acquisitions) and Other 2024 2024 TBV / Share Walk Fully Diluted Tangible Book Value (TBV)

42 Capital Position 9.60% 12.71% 13.35% 14.47% 8.78% 9.84% 13.00% 13.66% 14.74% 8.60% 4.00% 4.50% 6.00% 8.00% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% 16% Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Risk-Based Capital Total Risk-Based Capital Tangible Common Equity Capital Ratios – Arrow Minimum Regulatory Capital Ratios 2023 2024

Investments

Investment Portfolio – AFS and HTM

Dollars in thousands							December 31, 2024
Category	**Current Book Value**	**Market Value**	**Unrealized Gain / (Loss)[1]**	**Book Yield**	**Wtd Avg Remaining Life**	**Duration**	
US Treasuries	$ 97,985	$ 98,070	$ 85	4.48%	4.01	3.55	
US Agencies	70,000	69,214	(786)	3.15%	0.96	0.92	
Agency MBS	323,736	288,144	(35,592)	2.29%	5.01	4.15	
Agency CMO	6,712	6,464	(248)	3.66%	4.14	3.63	
Municipal - Local	240	240	0	7.02%	2.64	2.64	
Other	1,000	979	(21)	7.47%	4.75	3.84	
Total AFS	$ 499,673	$ 463,111	$ (36,562)	2.87%	4.24	3.57	
Agency MBS	$ 4,123	$ 3,991	$ (132)	2.40%	1.47	1.38	
Agency CMO	2,309	2,222	(87)	2.59%	1.84	1.69	
Municipal	70,505	69,049	(1,456)	2.59%	1.21	1.16	
Municipal - Local	21,324	21,324	0	4.92%	0.70	0.70	
Total HTM	$ 98,261	$ 96,586	$ (1,675)	3.09%	1.13	1.08	
Total Investments	$ 597,934	$ 559,697	$ (38,237)	2.91%	3.72	3.16	

- **Repositioned securities portfolio late in 4Q24**
- **Increase of $5.9M in unrealized losses from September 30, 2024 – as FV marks on newer investments offset positive trending FV marks on older investments**
- **Compared to 3Q24 book yield increased from 2.25% to near 3% and duration increased from 2.39 to over 3 years**

ARROW Financial Corporation

[1]Unrealized Gain/(Loss) on HTM for informational purposes only – not reflected in OCI

44

Overview and History

46 Financial Snapshot 2019 2020 2021 2022 2023 2024 Total assets $3,184,275 $3,688,636 $4,027,952 $3,969,509 $4,169,868 $4,305,142 Loans $2,386,120 $2,595,030 $2,667,941 $2,983,207 $3,212,908 $3,394,541 Loan-to-deposit ratio 91.2% 80.2% 75.1% 85.3% 87.1% 88.7% Return on average assets 1.24% 1.17% 1.28% 1.21% 0.74% 0.70% Efficiency ratio 57.08% 52.80% 54.16% 54.26% 68.81% 67.68% Net interest margin 3.05% 2.99% 2.97% 3.03% 2.65% 2.72% Tier 1 Leverage Ratio 9.98% 9.07% 9.20% 9.80% 9.84% 9.60% Return on average equity 13.17% 12.77% 14.09% 13.55% 8.29% 7.72% Tangible book value per share $16.48 $18.32 $20.41 $19.37 $21.06 $22.40 Net interest income $88,049 $99,202 $110,355 $118,343 $104,832 $111,732 Net income $37,475 $40,827 $49,857 $48,799 $30,075 $29,711 EPS (fully diluted) $2.23 $2.41 $2.92 $2.86 $1.77 $1.77 Dollars in thousands, except per share amounts

47 Our Profile • Bank holding company • Arrow Bank National Association • Upstate Agency, LLC • Wealth Management Services • $4.3 billion in assets • 560 plus employees • Primary service area population of more than 1.1 million Insurance Offices Bank Branches 938

48 Our History 1851 Glens Falls Bank opened for business in a newly constructed building on Ridge Street. 1932 Changed name to Glens Falls National Bank and Trust Company. 1949 Broke ground at 250 Glen Street — our current headquarters. 1981 Glens Falls National Bank went public on NASDAQ as GFAL. 1983 Formed Arrow Bank Corporation (now Arrow Financial Corporation) and trading began on NASDAQ as AROW.

49 Our History 1988 Formed Saratoga National Bank and Trust Company and expanded footprint 1999 Surpassed $1 billion in assets 2004 Bought first insurance agency 2001 Added to the Russell 2000 Index 2021 Topped $4 billion in assets. 2018 Consolidated our insurance business into the Upstate Agency brand. 2012 Reached $2 billion in assets. 2024 Unified banking subsidiaries to form Arrow Bank National Association.

50 President and Chief Executive Officer Mr. DeMarco joined the Company in 1987 as a commercial lender and since that time has served in positions of increasing responsibility within the organization. In 2012, he was named President and CEO of Saratoga National Bank, now named Arrow Bank. In May 2023, he was named President and CEO of Arrow Financial Corporation and Glens Falls National Bank, now named Arrow Bank. He holds a bachelor’s degree in finance from the University of Texas at Austin. Mr. DeMarco is a graduate of the Adirondack Regional Chamber of Commerce’s Leadership Program and the Stonier Graduate School of Banking. He serves as a Director of the Company and its subsidiary bank and sits on the boards of various non-profits dedicated to healthcare and economic development. David S. DeMarco, President and CEO

51 Experienced Leadership Team Mr. Kaiser joined the Company in 2001 as Vice President and Commercial Loan Officer. He served as Corporate Banking Manager and was later promoted to Senior Vice President, before being named Chief Credit Officer in 2011, followed by promotions to Executive Vice President and Senior Executive Vice President. Prior to joining the Company, he spent 15 years in the Capital Region as a Commercial Loan Officer. Mr. Kaiser has a bachelor’s degree in business administration from Siena College. Mr. Kaiser actively serves on boards of numerous community organizations. David D. Kaiser, Senior Executive Vice President and CCO Mr. Ivanov joined the Company in 2023 with more than 30 years of experience in Financial Planning & Analysis, Controllership, SOX, Financial Reporting and Treasury. Mr. Ivanov previously served as CFO for Bankwell Financial Group, helping it almost double in size over six-plus years to $3.3 billion. He has held CFO positions at Darien Rowayton Bank and for Doral Bank’s U.S. Operations. He began his career with Ernst & Young and held accounting/ finance positions at PepsiCo, GE Capital and Bridgewater Associates. Mr. Ivanov holds an MBA and bachelor’s degree in accounting and finance from the University of South Florida. He is also Six Sigma Black Belt certified. Penko Ivanov, Senior Executive Vice President, CFO, Treasurer and CAO Mr. Wise joined the Company in 2016 as Senior Vice President of Administration for Glens Falls National Bank, now named Arrow Bank. He has since been promoted to Senior Executive Vice President and Chief Risk Officer of the Company. He has more than 30 years of experience building and leading both community banks and bank-owned insurance agencies. Mr. Wise previously served as Vice President and CISO for The Adirondack Trust Company and acted as Executive Vice President, COO for Wise Insurance Brokers, Inc. He has extensive experience in designing, implementing and managing workflows and delivering operational efficiency. He holds a bachelor’s degree from Boston University’s School of Management. Andrew J. Wise, Senior Executive Vice President and CRO

52 Experienced Leadership Team Ms. Pancoe joined the Company in 2018 as Director of Human Resources. In her current role as Chief Human Resources Officer, she has executive oversight of the Company’s human resource strategies, which includes organizational design and succession planning, talent acquisition and retention, performance management, professional development and compensation and benefits. Prior to joining the Company, Ms. Pancoe held various human resource management roles within the power generation and engineering services industry. Ms. Pancoe holds a bachelor’s degree in psychology from Clark University in Worcester, MA, and an MBA from the University at Albany. In addition, she maintains a certified professional human resources designation. Brooke Pancoe, Executive Vice President, Chief Human Resources Officer Mr. Yrsha joined the Company in 2015. He currently is the Chief Banking Officer and oversees the strategic direction of the Retail Banking unit, which includes retail deposits and lending, business development, consumer payments, business services, municipal banking, as well as small business and retail lending. In addition, Marc oversees the Wealth Management division and Marketing. Prior to joining our Company, Mr. Yrsha spent time in retail leadership, retail and commercial lending at large regional and community banks within the Arrow footprint. Mr. Yrsha is active in the community serving in leadership roles on a variety of boards. He is a graduate of Castleton University in Vermont and the Adirondack Regional Chamber of Commerce’s Leadership Adirondack Program. Marc Yrsha, Senior Executive Vice President, Chief Banking Officer Mr. Jacobs joined Glens Falls National Bank, now named Arrow Bank, in 2003 as Information Systems Manager. He was later promoted to Senior Vice President and then Executive Vice President. As Chief Information Officer, Mr. Jacobs guides the Company’s strategic technology plans. He has more than 30 years of experience in the community banking industry, having previously served as Operations Manager at Cohoes Savings Bank and Item Processing Manager at Hudson River Bank and Trust. Mr. Jacobs earned a bachelor’s degree in finance from Siena College and an associate degree in business administration from Hudson Valley Community College. Michael Jacobs, Executive Vice President, Chief Information Officer

Thank you!